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                                                                    EXHIBIT 99.3


                       CONSENT OF LAZARD FRERES & CO. LLC

         We hereby consent to (i) the use of our opinion letter, dated October 11, 2006, to the Board of Directors of Wellsford Real Properties, Inc. (the "Company"), included as Annex B to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger between the Company and Reis, Inc., and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the aforementioned Registration Statement. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: December 22, 2006

                                               LAZARD FRERES & CO. LLC



                                               By: /s/ Alan Riffkin
                                                   --------------------
                                               Name: Alan Riffkin
                                               Title: Managing Director